Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
National Fuel Gas Company
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $1.00 per share	457(c) and 457(h)	3,700,000	$57.345	$212,176,500	$ 147.60 per $1,000,000	$31,317.25

	Total Offering Amounts					$212,176,500		$31,317.25

	Total Fee Offsets							—

	Net Fees Due							$31,317.25

(1)
Represents the number of shares of common stock, par value $1.00 per share (“
Common Stock
”), of National Fuel Gas Company (the “
Registrant
”), deliverable pursuant to the National Fuel Gas Company 2010 Equity Compensation Plan (the “
Plan
”), being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “
Securities Act
”), this Registration Statement also covers such additional Common Stock as may become deliverable pursuant to any anti-dilution provisions of the Plan.

(3)
Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on July 25, 2024, within five business days prior to filing.